                                                                       EXHIBIT 2

                                                                  Execution Copy

                              EXCHANGE AGREEMENT


     This Exchange Agreement (this "Agreement") is entered into as of the 22nd day of August, 1997 by and among Petroglyph Energy, Inc., a Delaware corporation ("Petroglyph"), Petroglyph Energy, Inc., a Kansas corporation ("PEI"), Robert C. Murdock, Robert A. Christensen and S. Kennard Smith (the "PEI Stockholders"), Natural Gas Partners, L.P., Natural Gas Partners II, L.P., Natural Gas Partners III, L.P., each a Delaware limited partnership (collectively, "NGP"), R. Gamble Baldwin, Albin Income Trust, John S. Foster, Kenneth A. Hersh and Bruce B. Selkirk, III (collectively, NGP and such other limited partners are the "Limited Partners").

                                R E C I T A L S
                                - - - - - - - -


     WHEREAS, PEI owns a general partnership interest in Petroglyph Gas Partners, L.P., a Delaware limited partnership (the "Partnership"), in the pre-Payout and post-Payout distribution percentage set forth on Exhibit A, and each of the PEI Stockholders own the number of shares of common stock of PEI, par value $1.00 per share, that correlate to the indirect pre-Payout and post-Payout percentages in the Partnership as set forth on Exhibit A; and

     WHEREAS, the Limited Partners, in the aggregate, own the limited partnership interests in the Partnership in the respective pre-Payout and post-Payout distribution percentages set forth on Exhibit A; and

     WHEREAS, PEI, the PEI Stockholders and the Limited Partners desire to consolidate in Petroglyph their direct and indirect interests in the Partnership by means of the Exchange (as defined herein); and

     WHEREAS, the parties hereto intend that Section 351(a) of the Internal Revenue Code of 1986, as amended, will apply to the Exchange;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreement and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1  Definitions.  As used herein, the terms defined above shall have the
          -----------
meaning set forth above and the following terms shall have the following meanings:

     "Aggregate Exchange Shares" shall equal 2,833,333, which number constitutes the number of shares of Petroglyph Common Stock that Petroglyph shall issue in the Exchange.

     "Closing" has the meaning set forth in Section 5.2 hereof.

     "Closing Date" means the date on which the Closing occurs.

     "Encumbrances" means all security interests, liens, encumbrances, options, calls, pledges, trusts, voting trusts and other stockholder agreements, assessments, covenants, restrictions, reservations, commitments, obligations and other burdens.

     "Exchange" means, collectively, the transactions contemplated by Sections
2.1 and 2.2.

     "Exchange Ratio" has the meaning set forth in Section 2.3 hereof.

     "Partnership Agreement" means the Amended and Restated Limited Partnership Agreement of the Partnership dated as of September 28, 1995.

     "Payout Threshold" shall mean an amount that represents the aggregate distributions that the Partners would be required to receive from the Partnership in order to cause the occurrence of Payout on such date. The Payout Threshold on October 31, 1997 shall mean $23,668,843, and on each day subsequent to October 31, 1997, shall mean $23,668,843 plus interest on such amount to such subsequent date calculated at 11% per annum, compounded annually.

     "Permitted Encumbrances" means restrictions imposed by applicable federal and state securities laws, and arising under the Partnership Agreement.

     "Petroglyph Common Stock" means the Common Stock, $.01 par value per share, of Petroglyph.

     "Public Offering" has the meaning set forth for such term in Section 3.1.

     "Public Offering Equity Value" shall mean the product of (i) the price per share at which the underwriters shall initially offer Petroglyph Common Stock to the public in the Public Offering times (ii) the Aggregate Exchange Shares.

     "Securities" means the shares of common stock that each PEI Stockholder owns of PEI and the Partnership interests of the Limited Partners in the Partnership.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Holders" means collectively, the PEI Stockholders and the Limited Partners.

     "Transfer Letter" means a letter from a Security Holder stating that such person is transferring Securities to Petroglyph pursuant to this Agreement and confirming the continuing accuracy of such Security Holder's representations and warranties set forth herein.

     1.2  Additional Definitions.  Capitalized terms which are used but not
          ----------------------
defined herein shall have the meanings set forth for such terms in the Partnership Agreement.

                                  ARTICLE II

                                 THE EXCHANGE

     2.1  Exchange of Limited Partnership Interests.  At the Closing, each of
          -----------------------------------------
the Limited Partners shall transfer to Petroglyph all of the limited partnership interests held by such Limited Partner. Such transfer shall be effected by delivery to Petroglyph of a duly executed Transfer Letter by each Limited Partner.

     2.2  Exchange of Shares of PEI.  At the Closing, each of the PEI
          -------------------------
Stockholders shall transfer to Petroglyph all of their shares of common stock of PEI. As a consequence of such transfer, Petroglyph shall become the sole stockholder of PEI. Such transfer shall be effected by delivery to Petroglyph of a duly executed Transfer Letter by each PEI Stockholder together with the certificates representing such shares duly endorsed for transfer to Petroglyph.

     2.3  Exchange Calculation.  In exchange for the respective transfers of the
          --------------------
Limited Partners and the PEI Stockholders as contemplated in Section 2.1 and
Section 2.2, respectively, Petroglyph shall issue to each such Security Holder the number of Petroglyph Common Shares equal to such Security Holder's "Exchange Ratio" (as such term is defined below) times the Aggregate Exchange Shares. As used in this Section 2.3, the "Exchange Ratio" for each Security Holder shall be equal to the sum of:

     (a) Such Security Holder's pre-Payout percentage multiplied by the ratio of (i) Payout Threshold divided by (ii) Public Offering Equity Value, plus

     (b) Such Security Holder's post-Payout percentage multiplied by the ratio of (i) divided by (ii), where (i) is the difference between Public Offering Equity Value and Payout Threshold and (ii) is Public Offering Equity Value.

The number of shares of Petroglyph Common Stock issued to each Security Holder shall be rounded up or down, as applicable, to the nearest whole number, and no fractional shares shall be issued. In the event that the Public Offering Equity Value does not exceed the Payout Threshold, the number of shares of Petroglyph Common Stock that each Security Holder shall receive in the Exchange shall be calculated only pursuant to subclause (a) above. An illustrative example of the foregoing calculation is set forth in Exhibit A.

     2.4  Issuance of Certificates.  Petroglyph shall cause certificates
          ------------------------
representing the shares of Petroglyph Common Stock issued to the Security Holders pursuant to this Article II to be delivered as promptly as possible following the Closing.

                                  ARTICLE III

                           CONDITION TO THE EXCHANGE

     3.1  Condition to the Exchange.  The obligations of the parties hereto to
          -------------------------
consummate the Exchange are subject to the satisfaction on or before the Closing Date of the consummation by Petroglyph of a firm underwritten public offering of Petroglyph Common Stock registered pursuant to the filing of a registration statement on Form S-1 pursuant to the Securities Act on terms satisfactory to Petroglyph in its sole discretion (the "Public Offering") contemporaneously with the Closing.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     4.1  Security Holder Representations.  Each Security Holder hereby
          -------------------------------
represents and warrants to, and covenants and agrees with, Petroglyph as follows:

     (a) Such Security Holder has been afforded access to, and given an opportunity to review, all information relating to Petroglyph and the Exchange which such Security Holder deemed necessary in order to make an informed decision concerning participation in the Exchange.

     (b) Such Security Holder acknowledges that (i) the shares of Petroglyph Common Stock to be issued in the Exchange are being issued under exemptions from registration provided for in the Securities Act and that further transfers of such shares will not be permitted except pursuant to an effective registration under the Securities Act or in a transaction pursuant to which Petroglyph has received evidence reasonably satisfactory to it of compliance with the Securities Act and other applicable securities laws, and (ii) a legend indicating that the shares of Petroglyph Common Stock have not been registered under applicable federal and state securities laws and referring to the restrictions on transferability and sale of the shares of Petroglyph Common Stock may be placed on any certificate(s) for such shares.

     (c) Such Security Holder has no present plan or intent to sell, transfer or otherwise dispose of the shares of Petroglyph Common Stock to be received by such person in the Exchange.

     (d) Such Security Holder has (i) valid title to the Securities to be transferred by such person in the Exchange, free and clear of all Encumbrances, except for Permitted Encumbrances, and (ii) full right, power and authority to assign, transfer and deliver the Securities hereunder. Upon the issuance and delivery to Petroglyph of the Securities, Petroglyph will acquire valid title to such Securities, subject to no Encumbrances other than Permitted Encumbrances.

     (e) This Agreement has been duly executed and delivered by such Security Holder and constitutes a valid and legally binding obligation of such Security Holder enforceable against such Security Holder in accordance with its terms, except to the extent enforcement may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws from time to time in effect which affect creditors' rights generally, and (ii) legal and equitable limitations on the availability of equitable remedies.

     4.2  Petroglyph Representations.  Petroglyph represents and warrants to,
          --------------------------
and covenants and agrees with, each Security Holder as follows:

     (a) The shares of Petroglyph Common Stock have been duly authorized for issuance pursuant to this Agreement and, when issued and delivered to the Security Holders in exchange for the Securities transferred pursuant hereto, will be validly issued, fully paid and nonassessable. The issuance of Petroglyph Common Stock under this Agreement is not subject to any preemptive rights.

     (b) Petroglyph is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Petroglyph has the corporate power to enter into and be bound by the terms and conditions of this Agreement, and to carry out its obligations hereunder, and the execution and delivery by Petroglyph of this Agreement and the performance by Petroglyph of its obligations hereunder have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Petroglyph and constitutes a valid and legally binding obligation of Petroglyph enforceable against it in accordance with its terms, except to the extent enforcement may be limited (i) by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws from time to time in effect which affect creditors' rights generally and (ii) by legal and equitable limitations on the availability of equitable remedies.

     (c) The execution, delivery and performance of this Agreement by Petroglyph will not (i) conflict with or result in a violation of any provision of Petroglyph's charter or bylaws, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, agreement or other instrument or obligation to which Petroglyph is a party or by which it or any of its properties or assets may be bound, or (iii) result in a violation by Petroglyph of any statute or law or any judgment, order, decree, rule or regulation of any court or governmental entity to which Petroglyph is subject.

     4.3  PEI Representations.  PEI hereby represents and warrants to, and
          -------------------
covenants and agrees with, Petroglyph as follows:

     (a) PEI has valid title to its general partnership interest in the Partnership, free and clear of all Encumbrances, except for Permitted Encumbrances.

     (b) This Agreement has been duly executed and delivered by PEI and constitutes a valid and legally binding obligation of PEI enforceable against PEI in accordance with its terms, except to the extent enforcement may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws from time to time in effect which affect creditors' rights generally, and (ii) legal and equitable limitations on the availability of equitable remedies.

     4.4  Survival of Representations and Warranties.  The representations,
          ------------------------------------------
warranties and covenants of the parties hereto shall not survive the Closing.


                                   ARTICLE V

                                 MISCELLANEOUS


     5.1  Consent of the Partners.  By their execution of this Agreement, each
          -----------------------
of PEI and the Limited Partners hereby consent to the transactions contemplated hereby pursuant to which the Partners are effecting the Exchange in accordance with the Partnership Agreement in accordance with Article 9 of the Partnership Agreement. Without limitation of the foregoing, the parties consent to the substitution of Petroglyph as a Limited Partner pursuant to Section 9.1 of the Partnership Agreement and the transfer of the shares of PEI by the PEI Stockholders pursuant to Section 9.3 of the Partnership Agreement.

     5.2  Closing.  The closing of the Exchange (the "Closing") shall occur on
          -------
the date and at the time and place as the closing of the Public Offering occurs.

     5.3. Limited Power of Attorney.  Each of the Limited Partners, by execution
          -------------------------
of this Agreement, constitutes and appoints Kenneth A. Hersh, with full power of substitution, its agent and attorney-in-fact in its name, place and stead to make, execute, swear to, verify, acknowledge, amend, file, record, deliver and publish (a) any amendment of the Partnership Agreement, (b) any waiver or consent required pursuant to the Partnership Agreement, (c) any agreement, instrument or document necessary to effectuate the Exchange pursuant to this Agreement, (d) any agreement, instrument or document which is now or which may hereafter be required by law to be filed on behalf of such Limited Partner with respect to the Petroglyph Common Stock acquired pursuant to this Agreement, and
(e) any other certificates or instruments necessary, advisable or appropriate in connection with the foregoing and which do not increase the obligations of any such Limited Partner. The existence of such power of attorney will not preclude execution of any such instrument by any such Limited Partner individually with respect to any such matter. The limited power of attorney granted by each Limited Partner in this Section 5.3 may be revoked by any such Limited Partner at any time upon thirty (30) days notice to Petroglyph, provided that any such revocation will not affect actions taken pursuant to this power of attorney pursuant prior to such time.

     5.4  Termination.  This Agreement may be terminated at any time by the
          -----------
mutual consent in writing of all of the parties hereto or by any such party if the Exchange shall not have been consummated by December 31, 1997.

     5.5  Modification or Amendment.  Subject to applicable law, at any time
          -------------------------
prior to the Closing, this Agreement may be modified or amended by the mutual consent in writing of all of the parties hereto.

     5.6  Waiver of Conditions.  The conditions to the parties' obligations to
          --------------------
consummate the Exchange may be waived in whole or in part, to the extent permitted by applicable law, by the mutual consent in writing of all of the parties hereto.

     5.7  Additional Agreements.  Each of the parties hereto shall have entered
          ---------------------
into a Registration Rights Agreement and a Stockholders Agreement with Petroglyph, in substantially the forms set forth in Exhibit B and Exhibit C hereto, and NGP shall have entered into the Financial Advisory Services Agreement in substantially the form set forth in Exhibit D hereto.

     5.8  Indebtedness of PEI.  The Partnership loaned to PEI on February 25,
          -------------------
1994 the original principal amount of $234,210.53, and as of August 25, 1997, the outstanding balance of the indebtedness under such loan will be $346,745.63. At the Closing, the parties shall take the following concurrent actions with respect to the outstanding indebtedness of PEI to the Partnership pursuant to such loan on and as of the Closing Date (the "Closing Indebtedness"):

     (a) Each PEI Stockholder shall borrow from the Partnership, and the Partnership shall loan to each such PEI Stockholder, an amount that in the aggregate shall equal the Closing Indebtedness.

     (b) Each of Robert C. Murdock and Robert A. Christensen shall execute a promissory note in favor of the Partnership, the principal of which shall equal 42.5% of the Closing Indebtedness, and Sidney Kennard Smith shall execute a promissory note in favor of the Partnership, the principal of which shall equal 15.0% of the Closing Indebtedness. Each such promissory note shall be in substantially the form set forth in Exhibit E hereto.

     (c) Each PEI Stockholder shall severally, and not jointly, make a contribution in cash to the capital of PEI of an amount that in the aggregate shall equal the Closing Indebtedness.

     (d)  Concurrently with the making of the capital contributions described in
Section 5.8(c) above, the PEI Stockholders shall be released and forever discharged from their respective guarantees of the Closing Indebtedness.

     5.9  Other Actions.  The parties hereto shall take such other actions as
          -------------
shall be necessary to effect the Exchange and to satisfy the condition set forth in Article III of this Agreement.

     5.10 Expenses.  Whether or not the Exchange contemplated by this Agreement
          --------
shall be consummated, any fees and expenses incurred by a Security Holder in connection with this Agreement shall be borne by the Partnership.

     5.11 Entire Agreement.  This Agreement and the agreements referred to in
          ----------------
Section 5.7 and Section 5.8 hereof constitute the entire agreement between the parties with respect to the transactions contemplated hereby and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement and the agreements referred to in Section
5.7 and Section 5.8 hereof supersede all prior agreements, arrangements and understandings related to the subject matter hereof.

     5.12 Counterparts.  For the convenience of the parties hereto, this
          ------------
Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     5.13 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

                                    PETROGLYPH:

                                    PETROGLYPH ENERGY, INC., a
                                        Delaware corporation



                                    By: /s/ Robert C. Murdock
                                       -----------------------------------------
                                        Robert C. Murdock, President


                                    PEI:

                                    PETROGLYPH ENERGY, INC., a Kansas
                                        corporation


                                    By: /s/ Robert C. Murdock
                                       -----------------------------------------
                                        Robert C. Murdock, President



                                    PEI STOCKHOLDERS:


                                    /s/ Robert C. Murdock
                                    --------------------------------------------
                                    Robert C. Murdock



                                    /s/ Robert A. Christensen
                                    --------------------------------------------
                                    Robert A. Christensen


                                     /s/ S. Kennard Smith
                                    --------------------------------------------
                                    S. Kennard Smith

                                    THE LIMITED PARTNERS:

                                    NATURAL GAS PARTNERS, L.P.

                                    By: G.F.W. Energy, L.P.,
                                         its general partner


                                    By: /s/ R. Gamble Baldwin
                                       -------------------------------------
                                         Name:
                                         Title: General Partner


                                    NATURAL GAS PARTNERS II, L.P.

                                    By: GFW II, L.L.C.,
                                         its general partner


                                    By: /s/ Kenneth A. Hersh
                                       -------------------------------------
                                         Name:  Kenneth A. Hersh
                                         Title: Authorized Member


                                    NATURAL GAS PARTNERS III, L.P

                                    By: Rainwater Energy Investors, L.P.,
                                         its general partner

                                    By:  GFW III, L.L.C.,
                                         its general partner


                                    By: /s/ Kenneth A. Hersh
                                       -------------------------------------
                                         Name:  Kenneth A. Hersh
                                         Title: Authorized Member


                                    /s/ R. Gamble Baldwin
                                    ----------------------------------------
                                    R. Gamble Baldwin

                                    ALBIN INCOME TRUST



                                    By: /s/ Donald Shore
                                       -------------------------------------
                                         Donald Shore, Trustee



                                    /s/ John S. Foster
                                    ----------------------------------------
                                    John S. Foster



                                    /s/ Kenneth A. Hersh
                                    ----------------------------------------
                                    Kenneth A. Hersh



                                    /s/ Bruce B. Selkirk, III
                                    ----------------------------------------
                                    Bruce B. Selkirk, III

                                   Exhibit A

         Distribution Percentages of the Partners and PEI Stockholders

                            Petroglyph Energy, Inc.
                         ----------------------------
        Reorganization Ownership Calculation - Partnership Distribution
        ===============================================================

----------------------------------------------------------------------------------------
                                        OFFERING ASSUMPTIONS
----------------------------------------------------------------------------------------
                                                  Low          Middle         High
                                                  ---          ------         ----
Fully-Distributed Equity Value Range          $72,300,000   $77,500,000   $82,700,000
Offering Size                                 $35,000,000   $35,000,000   $35,000,000
                                              -----------   -----------   -----------
Pre Money Equity Value                        $37,300,000   $42,500,000   $47,700,000
                                              -----------   -----------   -----------
----------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                                    IPO ASSUMPTIONS
---------------------------------------------------------------------------
                                   Pre-Offering Shares        2,833,333
                               Gross Proceeds from IPO      $35,000,000
               Pre-Money Valuation/Pre-Offering Shares          $15.000
                                     Shares to Be Sold        2,333,333
                            Total Post Offering Shares        5,166,666
                           % of Company Sold to Public        45.16129%
---------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                         TOTAL PROFIT CALCULATION
------------------------------------------------------------------------------------------------------------------
Valuation  Applied                                               Middle

Market Equity Value (Pre-Money)                             $42,500,000
                                                            -----------
LP Payout Threshold                                         $22,569,299  (Note: Threshold as of:   October 31, 1997
LP Payout Threshold / Distribution % Until Payout           $23,668,843  ("Grossed Up" Payout #)

Market Equity Value less Grossed Up Payout #                $18,831,157   ("Profit")
------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                                    VALUATION CHECK
---------------------------------------------------------------------------
                        Mgmt & NGP Post Deal Ownership          54.839%
                            New Shareholders Ownership          45.161%
                                                                -------
                                     Mgmt & NGP shares        2,833,333
                                       Price Per Share          $15.000
                                                                -------
                                          Equity Value      $42,500,000
---------------------------------------------------------------------------

                                 Total Investment     % of General Partner      % of Limited Partner      % of Total Partnership
                                =================       ==================        ==================        ====================

Robert C. Murdock                  $   191,016.48                 42.5000%                  0.00000%                    1.12435%
Robert A. Christensen              $   191,016.48                 42.5000%                  0.00000%                    1.12435%
Sidney Kennard Smith               $    67,417.58                 15.0000%                  0.00000%                    0.39683%
                                -----------------        -----------------        ------------------        --------------------
Subtotal General Partner           $   449,450.53                100.0000%                  0.00000%                    2.64554%
                                -----------------        -----------------        ------------------        --------------------
NGP                                $ 7,218,094.32                                          43.64139%                   42.48684%
NGP II                             $ 4,116,382.62                                          24.88810%                   24.22968%
NGP III                            $ 4,619,867.38                                          27.93223%                   27.19327%
R. Gamble Baldwin                  $   110,418.05                                           0.66760%                    0.64994%
David R. Albin                     $   331,254.16                                           2.00280%                    1.94981%
John S. Foster                     $    55,209.03                                           0.33380%                    0.32497%
Kenneth A. Hersh                   $    82,813.54                                           0.50070%                    0.48745%
Bruce B. Selkirk, III              $     5,520.90                                           0.03338%                    0.03250%
                                -----------------        -----------------        ------------------        --------------------
Subtotal limited Partner           $16,539,560.00               100.00000%                100.00000%                   97.35446%
                                -----------------        -----------------        ------------------        --------------------
Total                               $16,989,010.5               100.00000%                100.00000%                  100.00000%
                                -----------------        -----------------        ------------------        --------------------
                                   Distribution %           Distribution %        Distribution $         Distribution $
                                     Until Payout             After Payout          Until Payout           After Payout
                                 ================        =================      ================       ================
Robert C. Murdock                        1.97435%                 6.22435%           $467,305.85          $1,172,117.19
Robert A. Christensen                    1.97435%                 6.22435%           $467,305.85          $1,172,117.19
Sidney Kennard Smith                     0.69683%                 2.19683%           $164,931.48            $413,688.42
                                 ----------------        -----------------      ----------------       ----------------
Subtotal General Partner                 4.64553%                14.64553%         $1,099,543.18          $2,757,922.81
                                 ----------------        -----------------      ----------------       ----------------
NGP                                     41.61402%                37.24988%         $9,849,556.57          $7,014,583.42
NGP II                                  23.73192%                21.24311%         $5,617,070.33          $4,000,323.08
NGP III                                 26.63463%                23.84140%         $6,304,107.85          $4,489,612.31
R. Gamble Baldwin                        0.63659%                 0.56983%           $150,672.57            $107,304.86
David R. Albin                           1.90976%                 1.70948%           $452,017.73            $321,914.60
John S. Foster                           0.31829%                 0.28491%            $75,336.29             $53,652.44
Kenneth A. Hersh                         0.47744%                 0.42737%           $113,004.43             $80,478.65
Bruce B. Selkirk, III                    0.03183%                 0.02849%             $7,533.63              $5,365.24
                                 ----------------        -----------------      ----------------       ----------------
Subtotal limited Partner                95.35447%                85.35447%        $22,569,299.40         $16,073,234.61
                                 ----------------        -----------------      ----------------       ----------------
Total                                  100.00000%               100.00000%        $23,668,842.59         $18,831,157.41
                                 ----------------        -----------------      ----------------       ----------------
                                        Total                Total           Pre-Offering
                                      Dollars            Ownership                 Shares
                            =================       ==============       ================
Robert C. Murdock               $1,639,423.05             3.85747%                109,295
Robert A. Christensen           $1,639,423.05             3.85747%                109,295
Sidney Kennard Smith              $578,619.90             1.36146%                 38,575
                            -----------------       --------------       ----------------
Subtotal General Partner        $3,857,465.99             9.07639%                257,164
                            -----------------       --------------       -----------------
                               $16,864,139.99            39.68033%              1,124,276
NGP                             $9,617,393.41            22.62916%                641,160
NGP II                         $10,793,720.17            25.39699%                719,581
NGP III                           $257,977.43             0.60701%                 17,198
R. Gamble Baldwin                 $773,932.33             1.82102%                 51,595
David R. Albin                    $128,988.73             0.30350%                  8,599
John S. Foster                    $193,483.08             0.45525%                 12,899
Kenneth A. Hersh                   $12,898.87             0.03035%                    860
Bruce B. Selkirk, III       -----------------       --------------       ----------------
                               $38,642,534.01            90.92361%              2,576,169
Subtotal limited Partner    -----------------       --------------       ----------------
                               $42,500,000.00           100.00000%              2,833,333
Total                       -----------------       --------------       ----------------

                              Exhibit B, C and D

             Form of Registration Rights Agreement (See Exhibit 10.2)

             Form of Stockholders Agreement (See Exhibit 10.1)

             Form of Financial Advisory Services Agreement (See Exhibit 10.3)